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                                                                   EXHIBIT 10.10

                             CONSULTING AGREEMENT

        THIS AGREEMENT made this 10/th/ day of June, 1999, is by and between Vascular Solutions, Inc., a Minnesota corporation (the "Company"), and Gary Gershony, M.D., a resident of the State of California (the "Consultant").

        WHEREAS, Consultant and the Company mutually desire to revise and supercede the existing Consulting Agreement dated February 3, 1998 relating to the provision of the Consultant's services to the Company; and

        WHEREAS, Consultant and the Company desire to specify all benefits payable to Consultant in connection with his consulting services.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Consultant, each intending to be legally bound, agree as follows:

        1.  Consulting Arrangement. Subject to all of the terms and conditions
            ----------------------
of this Agreement, the Company appoints Consultant as the Medical Director of the Company and Consultant agrees to serve in such position.

        2.  Duties. The Consultant will make the best use of his energy,
            ------
knowledge and training in advancing the Company's interests . He will diligently and conscientiously perform the duties of his position as well as such other duties as are directed by the Company's management. The Consultant will make every effort to avoid using any trade secrets or confidential information that he may have in his possession from any previous employer in connection with his services to the Company. In particular, the Consultant shall perform the following tasks:

               a) Consult with the Company and its employees, customers and consultants on the design aspects of the Company's existing and future products;

               b) Assist the Company in documenting and preparing the intellectual property protection covering the Company's existing and future products;

               (b) Assist in selecting, recruiting and training physicians and medical centers for the clinical studies and commercial sale of the Company's new and future products;

               (c) Assist in the regulatory submissions and approval process for the Company's existing and future products;

               (d) Design, invent and review future product refinements and new product opportunities as part of the Company's R&D department; and

               (e)  Assist in other functions as necessary and desireable.

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        3.  Term. This Agreement shall become effective on May 1, 1999 and shall
            ----
replace and supercede in its entirety the Consulting Agreement dated February 3, 1998. The relationship created by this agreement shall continue on an "at will" basis. Either party may terminate the relationship created by this Agreement for any reason by giving 10 working days prior written notice to the other party. Because the relationship is "at will," the Consultant shall have no right to continued services, and the Company may terminate the Consultant's services for any reason (other than because of Consultant's race, sex, age or other legally protected category) at any time. No document or statement (oral or written) by the Company or its officers or Board of Directors will create a right to continued services.

        4.  Compensation.
            ------------

            (a)  Cash Compensation. The Company shall pay the Consultant a
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monthly retainer in the amount of $8,333, to be reviewed and adjusted on May 1,
2000 and no less frequently than annually thereafter.

            (b)  Expenses. The Company shall reimburse the Consultant for all
                 --------
ordinary and necessary business expenses the Consultant incurs while performing his duties under this Agreement, provided that the Consultant accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company's Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

        5.  Inventions.
            ----------

            (a)  "Inventions," as used in this Section 5, means any discoveries,
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designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Consultant makes, authors, or conceives (either alone or with others) and that:

            (i) concern directly the Company's products, research or development;

            (ii)  result from any work the Consultant performs for the Company;
                  or

            (iii) use in any significant respect the Company's equipment, facilities, or trade secret information.

            (b) The Consultant agrees that all inventions he makes during the term of this Agreement will be the sole and exclusive property of the Company. The Consultant will, with respect to any such invention:

            (i) keep current, accurate, and complete records which will belong to the Company and be transferred to the Company's premises as requested;

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            (ii)   promptly and fully disclose the existence and describe the nature of the invention to the Company and in writing (and without request);

            (iii) assign (and the Consultant does hereby assign) to the Company all of his/her rights to the invention, and applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

            (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other reasonable acts necessary in the Company's opinion and at its expense to preserve property rights in the invention against forfeiture, abandonment, or loss and to obtain and maintain letters patent and/or copyrights on the invention and to vest the entire right and title to the invention in the Company, provided that the Consultant makes no warranty or representation to the Company as to rights against third parties hereunder.

        6.  Confidential Information.
            ------------------------

            (a)   "Confidential Information," as used in this Section 6, means
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information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

            (i) trade secret information about the Company and its products or services;

            (ii)  "inventions," as defined in subsection 5 (a) above;

            (iii) information concerning the Company's business, as the Company has conducted it or as it may conduct it in the future; and

            (iv) information concerning any of the Company's existing or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Consultant or other originated it and regardless of how he obtained it).

            (b) Except as required in his duties to the Company, the Consultant will not, during the term of his services to the Company or for a period of three (3) years after termination of his services to the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information:

            (i) which is or becomes publicly available by a source other than the Consultant;

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            (ii)  which is received by the Consultant after termination of his services hereunder from a source who, to the Consultant's knowledge, did not obtain the information directly or indirectly from employees or agents of the Company; or

            (iii) for which disclosure thereof the Company has consented in writing.

When the Consultant's services to the Company terminate, he will promptly turn over to the Company all records and any compositions, articles, devices, apparatus, and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of Confidential Information in his possession, regardless of who prepared them.

        7.  Competitive Activities. The Consultant agrees that during the term
            ----------------------
of his services to the Company and for a period of one (1) year after his services to the Company end:

            (a)   He will not alone, or in any capacity with another firm:

            (i) directly or indirectly engage in the manufacture or distribution of products directly competetive with the Company's, nor will he participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal, officer, director, employee, consultant, representative, agent or shareholder of any entity whose business is directly competetive with the Company's;

            (ii) solicit for competitive business or in any way intentionally interfere or attempt to interfere with the Company's relationships with any of its current or potential customers; or

            (iii) employ or attempt to employ any of the Company's employees on behalf of any other entity competing with the Company;

                  provided that nothing in this Section 7(a) shall restrict the Consultant's employment by or association with any entity, venture, or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with: (a) the Consultant's employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the Company, and (b) the Consultant's employer takes reasonable measures to insure that the Consultant is not involved with or consulted in any aspect of the design, development, production, marketing, or servicing of such competitive product or service.

            (b) Consultant will, prior to accepting employment with any employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this

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Agreement, provided that he reasonably believes his new position is or may be contrary to this Agreement.

        8.  Conflicting Business. The Consultant agrees that he will not
            --------------------
transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity without the prior approval of the Board of Directors. The Consultant further agrees that he will not engage in any business activity or outside employment that is likely to conflict with the Company's proprietary or business interests during the term of this Agreement. The Company understands that Consultant will be engaged in the full time practice of medicine during the term of this Agreement.

        9.  No Adequate Remedy. The Consultant understands that if he fails to
            ------------------
fulfill his obligations under Sections 5, 6, 7 or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Consultant hereby consents to the specific enforcement of Sections 5, 6, 7 or 8 of this Agreement by the Company through an injunction or restraining order issued by any appropriate court.

        10. Miscellaneous.
            -------------

            (a) Successors and Assigns. This Agreement may not be assigned by
                ----------------------
the Consultant. Except as provided in the next sentence, this Agreement may not be assigned by the Company without the Consultant's consent, which consent shall not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Consultant in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business or the assets or business of a division of the Company.

            (b) Modification. This Agreement may be modified or amended only by
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a writing signed by each of the parties hereto.

            (c) Governing Law. The laws of the State of Minnesota shall govern
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the validity, construction, and performance of this Agreement.

            (d) Construction. Wherever possible, each provision of this
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Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

            (e) Non-Waiver. No failure or delay by any of the parties hereto in
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exercising any right or remedy under this Agreement shall waive any provision of this Agreement. Any single or partial exercise by either of the parties hereto of any right or remedy under this Agreement shall not preclude the party from otherwise or further exercising its rights or remedies, or any other rights or remedies granted by any law or any related document.

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            (f) Captions. The headings in this Agreement are for convenience
                --------
only and shall not affect the interpretation of this Agreement.

            (g) Notices. All notices and other communications required or
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permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:


If to the Company:         Vascular Solutions, Inc.
                           2950 Xenium Lane North Suite 138
                           Minneapolis, Minnesota  55441
                           Attention:  Chief Executive Officer


If to the Consultant:      Dr. Gary Gershony
                           3131 Roundhill Road
                           Alamo, California  94507


        IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

                                    VASCULAR SOLUTIONS, INC.


                                    By:    /s/ Howard C.Root
                                       ----------------------------------------
                                       Its: CEO
                                           ------------------------------------


                                    CONSULTANT


                                       /s/ Gary Gershony
                                    -------------------------------------------
                                           Dr. Gary Gershony

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